Exhibit 10.3

Option Agreement

[Benjamin Tran]

Dated as of April 24, 2024

This Option Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Bitech Technologies Corporation, a Delaware corporation and Benjamin Tran (“Holder”). The Company and Holder may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Holder are the parties to that certain Executive Employment Agreement dated as of the Award Date (the “Employment Agreement);

WHEREAS, pursuant to the Employment Agreement the Parties have agreed to enter into the Agreement to grant to Holder options to acquire certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Holder as of the Award Date, the right and option (the “Options”) to purchase all or any part of the number of shares of Common Stock as set forth on Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3. Vesting and Rights to the Options.

(a)	The Options will be subject to vesting and forfeiture pursuant to the provisions herein and in the Employment Agreement.

(b)	Subject to the other provisions herein, the Options will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto and pursuant to the terms of the Employment Agreement. If the Options do not vest according to the terms and conditions set forth in Schedule A, the Options will be forfeited and returned to the Company, and all Holder’s rights, or the rights of Holder’s heirs in and to such Options will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

(c)	Any portion of the Options which have vested in accordance with the terms and conditions herein shall be referred to as the “Vested Options.”

Section 4. Option Period. Vested Options shall be exercisable at any time following the date of such vesting and expiring on the tenth anniversary of the Award Date (such period, the “Option Period”). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.

Section 5. Price. The exercise price of the Options shall be a variably price, as follows, subject to adjustment as set forth herein (as applicable, the “Exercise Price”):

(a)	The Exercise Price for the first 1/5th of the granted Options shall be $0.50 per share of Common Stock, and the Option may be exercised on or after the first annual anniversary of the Award Date.

(b)	The Exercise Price for the second 1/5th of the granted Options shall be $0.75 per share of Common Stock, and the Option may be exercised on or after the second annual anniversary of the Award Date.

(c)	The Exercise Price for the third 1/5th of the granted Options shall be $1.00 per share of Common Stock, and the Option may be exercised on or after the third annual anniversary of the Award Date.

(d)	The Exercise Price for the fourth 1/5th of the granted Options shall be $1.25 per share of Common Stock, and the Option may be exercised on or after the fourth annual anniversary of the Award Date.

(e)	The Exercise Price for the final 1/5th of the granted Options shall be $1.50 per share of Common Stock, and the Option may be exercised on or after the fifth annual anniversary of the Award Date.

Section 6. Exercise.

(a)	Vested Options shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit 1 (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the “Purchase Price”), by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company.

(c)	Holder’s payment for exercise of the Vested Options shall be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Holder fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Vested Options or (ii) withhold and set-off against compensation and any other amounts payable to the Holder the amount of such required payment. Such withholding may be in the shares underlying the Vested Options at the sole discretion of the Company.

(d)	Upon receipt of the Purchase Price, together with written notice, and Holder’s compliance with the other provisions herein, the Company will record the Holder as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Vested Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

Section 7. Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Options:

(a)	If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Vested Options which have not been exercised as of such time shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend. By way of example and not limitation, in the event that after the Award Date the Company completes a 2 for 1 forward split of the Common Stock, wherein each share of Common Stock is divided into two shares of Common Stock, the number of remaining unexercised Options shall be increased by 100% and the then-applicable Exercise Price shall be reduced by 50%.

(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Prices and number of Options shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 7(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Vested Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Vested Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 7, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.

(d)	The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 7, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 7 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.

Section 8. Necessity to Become Holder of Record. The Holder shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Holder shall have become the holder of record of such shares of Common Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Holder if the record date is prior to the date on which Holder became the holder of record of the applicable shares of Common Stock.

Section 9. Conditions to Exercise of Vested Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and relevant state law, the Company may require the Holder, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for Holder’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

Section 10. Representations and Warranties. Holder hereby makes the representations and warranties as set forth in the Employment Agreement, with respect to the receipt of the Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.

Section 11. No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Options, whether vested or not, of this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 12. Taxes.

(a)	Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Holder shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

(b)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO HOLDER. HOLDER THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, HOLDER REPRESENTS THAT HOLDER HAS REVIEWED WITH HOLDER’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HOLDER IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. HOLDER UNDERSTANDS AND AGREES THAT HOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 13. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 14. Review. The Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 15. No Rights to Continued Engagement. This Agreement does not confer upon Holder any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Holder’s engagement at any time.

Section 16. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

Section 17. Power of Attorney. Holder hereby irrevocably appoints the Company and each of its officers, employees and agents as Holder’s true and lawful attorneys with power (i) to sign in Holder’s name and on Holder’s behalf stock certificates and stock powers covering some or all of the Options and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Holder agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

Section 18. Representations and Warranties.

(a)	General Representations and Warranties of Holder. Holder represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Holder has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Holder, will represent the valid and binding obligation of Holder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Holder represents and warrants that all personnel or agents of Holder who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of Holder Related to the Options. The Holder hereby makes the representations and warranties as set forth in the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Holder to the Company on and as of each date that any Options vest or are exercised as set forth herein.

Section 19. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 20. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 21. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 22. Entire Agreement; Effectiveness of Agreement. This Agreement, the Employment Agreement and the other documents referenced therein, and any other agreement entered into between the Company and Holder with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Holder’s employment by the Company. This Agreement may be changed only by a written document signed by the Holder and the Company.

Section 23. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 24. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 25, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Orange County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 24(c).

(d)	Subject to the provisions of Section 25, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 25. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Holder’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration will take place via remote telecommunication means, unless the Parties mutually agree otherwise, in the event that arbitrator requires an in-person arbitration and the Parties cannot agree on a location, then the arbitration will take place in Newport Beach, California. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 24(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 26. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 27. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 28. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of the Employment Agreement.

Section 29. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 30. Counsel. The Parties acknowledge and agree that Anthony, Linder & Cacomanolis, PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Holder individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Holder in Holder’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 31. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 32. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

Bitech Technologies Corporation

By:	/s/ Robert J. Brilon
Name:	Robert J. Brilon
Title:	Chief Financial Officer

Holder: Benjamin Tran

By:	/s/ Benjamin Tran
Name:	Benjamin Tran

Schedule A

Option Award

Options to Acquire Shares of Common Stock Granted: 20,000,000, subject to adjustment as set forth in the Agreement.

Vesting Schedule
Number of Options to Acquire Shares of Common Stock Vesting	Date Vesting
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The first annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The second annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The third annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The fourth annual anniversary of the Award Date.
Options to acquire 4,000,000 shares of Common Stock (1/5th of the granted Options)	The fifth annual anniversary of the Award Date.

Exhibit 1

Notice of Option Exercise

Dated: ______________________

To: Bitech Technologies Corporation

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of Bitech Technologies Corporation (the “Company”) at a price of $[_______] per share under the provisions of the stock option (“Option”) granted to me on April 24, 2024.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of April 24, 2024 between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock: _________________

Full Name:	Benjamin Tran

Address:

Signature: